Exhibit 10.7

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

SUBSCRIPTION AGREEMENT

Invesco Commercial Real Estate Finance Trust, Inc.

2001 Ross Avenue, Suite 3400

Dallas, Texas 75201

Ladies and Gentlemen:

1. Additional Subscription. The parties acknowledge that the undersigned (the “Subscriber”) subscribed for and agreed to acquire Shares in Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation (the “Company”), pursuant to that certain Subscription Agreement, dated March 23, 2023, by and between the Subscriber and the Company (the “Original Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Original Subscription Agreement. The Subscriber hereby subscribes for and agrees to purchase an additional aggregate of $150,000,000 (the “Additional Commitment Amount”) of shares of common stock of the Company (the “Additional Shares”), at a purchase price per Additional Share to be determined as of the date of the closing of such purchase or purchases as set forth herein. The Subscriber shall purchase the Additional Shares in one or more closings. The Additional Shares shall be allocated between or among classes of common shares as determined by the Company. The purchase price per Additional Share shall equal the most recently determined “Share Transaction Price” (as defined in the Memorandum) per Additional Share as of the date of each closing of the Subscriber’s purchase of such Additional Share; provided, however, that if the Company has not yet determined a transaction price as of such closing date, the purchase price per Additional Share shall be $25.00 and thereafter any Shares issued to the Subscriber shall be effected at then-current Share Transaction Price (as defined in the Memorandum) per Share.

2. Capital Contributions. The Subscriber hereby agrees to make capital contributions in cash to the Company from time to time in the amounts specified by the Company and communicated to the Subscriber as the amount required for each contribution (each such communication, a “Capital Call,” and each contribution a “Closing”). The relative amounts required in each Capital Call will be with respect to the Additional Commitment Amount set forth in Section 1 above.

3. Capital Calls. The Company shall call the Subscriber’s Additional Commitment Amount in one or more Closings in the amount, as determined by the Company in good faith on a monthly basis, necessary to avoid triggering any concentration limit imposed by a wirehouse in connection with its distribution or placement of shares of the Company. The Company may make Capital Calls at its discretion upon five (5) business days advance notice (or such shorter time as the Company may determine in its sole discretion).

4. Reaffirmation. Except as otherwise provided herein, the terms of the Original Subscription Agreement shall apply to the Subscriber’s Additional Commitment Amount and any Additional Shares acquired by the Subscriber. The Subscriber hereby reaffirms, restates and reacknowledges each of the agreements, acknowledgments, representations, warranties and other obligations set forth in the Original Subscription Agreement as of the date hereof and agrees that each such agreement, acknowledgment, representation, warranty and other obligation is made by the Subscriber in connection with its subscription to purchase Additional Shares pursuant to this Subscription Agreement (and applies with the same force and effect to such subscription). The Subscriber hereby represents and warrants to the Company that all information that the Subscriber has provided to the Company (including the information in the Original Subscription Agreement and any documents provided to the Company in connection therewith), is true, correct and complete as of the date thereof and hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the day and year first above written.

INVESCO REALTY, INC.

By:	/s/ Beth A. Zayicek
Name:	Beth A. Zayicek
Title:	Vice President

ACCEPTED, as of the 11th day of August 2023, by

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

By:	/s/ Beth A. Zayicek
Name:	Beth A. Zayicek
Title:	Chief Operating Officer